Exhibit 23-b


                         CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of SBC Communication Inc. on Form S-8 of our report dated February 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pacific Telesis Group and Subsidiaries as of December 31, 1996, and for each of the two years in the period then ended, which is included in SBC's Annual Report on Form 10-K for the year ended December 31, 1997.



                                             PricewaterhouseCoopers LLP


San Francisco, California
January 28, 2000